Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Dreyfus Investment Funds:

We consent to the use of our reports, dated February 23, 2012, for Dreyfus/Standish Fixed Income Fund, a series of Dreyfus Investment Funds, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

April 23, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Dreyfus Investment Funds:

We consent to the use of our report, dated February 23, 2012, for Dreyfus/Standish Global Fixed Income Fund, a series of Dreyfus Investment Funds, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

April 23, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Dreyfus Investment Funds:

We consent to the use of our reports, dated February 23, 2012, for Dreyfus/Standish International Fixed Income Fund, a series of Dreyfus Investment Funds, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

April 23, 2012